EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-136713, 333-128607, 333-10993, 333-100186, 333-106054, 333-106080, 333-121059 and  333-150101 on Form S-3 and Registration Statement Nos. 333-139108, 333-129454, 333-03303, 333-03289, 333-61598, 333-76316, 333-76288, 333-88372, 333-100184, 333-113684, 333-121371, 333-125010, 333-141281, 333-141282 and 333-156243 on Form S-8 of our reports dated March 2, 2009 (which express an unqualified opinion and include an explanatory paragraph regarding the adoption  of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment and Statement of Financial Accounting Standards No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132R in 2006, and Financial Accounting Standards Board Financial Interpretation No. 48, Accounting for Uncertainty in Income Taxes in 2007, and Statement of Financial Accounting Standards No. 157, Fair Value Measuremenst in 2008)  relating to the consolidated financial statements, financial statement schedules, and internal control over financial reporting of PNM Resources, Inc. and subsidiaries, appearing in this Annual Report on Form 10-K of PNM Resources, Inc. and subsidiaries for the year ended December 31, 2008.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
March 2, 2009